UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 19, 2023

Dear TechTarget Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of TechTarget, Inc. (the "Annual Meeting"), which will be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

As in prior years, we are using the "Notice and Access" method for providing our proxy materials to you via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 ("Annual Report"). The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our Annual Report, and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2023

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the "Company”), to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023 (the "Annual Meeting"), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following matters at the Annual Meeting:

(1)
To elect three Class I Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier death, disability, resignation or removal;

(2)
To ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)
To approve an advisory (non-binding) resolution to approve the compensation of our named executive officers;

(4)
To approve an advisory (non-binding) proposal on the frequency of future advisory votes on the compensation of the Company's named executive officers; and

(5)
To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company’s common stock at the close of business on April 12, 2023 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 19, 2023, and provide access to our proxy materials over the Internet, beginning on April 19, 2023, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 19, 2023

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of TechTarget, Inc. (the "Company," "TechTarget," "we," "us," or "our") of proxies to be voted at our 2023 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 12, 2023 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 28,535,450 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company’s headquarters are available at: www.techtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of each of the Class I Directors (Proposal No. 1), (ii) FOR the ratification of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2); (iii) FOR approval of an advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3), (iv) for every "THREE YEARS" with respect to an advisory (non-binding) proposal on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 4), and (v) in the discretion of the person or persons named in the Company’s form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by delivering written notice addressed to our Corporate Secretary (provided we receive your written notice before the Annual Meeting date), by submitting a duly executed proxy bearing a later date (provided we receive the later proxy card before the Annual Meeting date), by voting again over the telephone or the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 6, 2023, or by attending and voting at the Annual Meeting. The mere attendance at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2022 (the "Form 10-K"), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (617) 431-9200. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about April 19, 2023 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.
What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 12, 2023, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or other nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.
How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials ("Notice"), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, and Proposal No. 3 and for every THREE YEARS for Proposal No. 4. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	2

4.
How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing and delivering a later-dated proxy card before the Annual Meeting date, by voting again over the telephone or on the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 6, 2023, by attending the Annual Meeting and voting, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.
What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 12, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 28,535,450 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted as present to determine whether a quorum has been established.

6.
How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each Director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.
What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares only on "routine" matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on these certain limited matters, vote your shares. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is referred to as a "broker non-vote." We expect that brokers, banks, trusts and other nominees will have discretionary voting authority with respect to Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm). We expect that brokers, banks, trusts and other nominees will not have discretionary voting authority with respect to the other proposals to be voted upon at the Annual Meeting and, without your instruction, will not be able to vote your shares on those proposals. Proxies reflecting broker non-votes (where a broker or nominee does not have discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present, provided there is at least one discretionary matter to be voted on.

8.
What vote is required to approve the election of Directors (Proposal No. 1)?

With respect to the election of Directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that to be elected in an uncontested election where a quorum is present, a Director Nominee shall be elected if the number of votes cast "for" such Director’s election exceeds the number of votes cast "against" that Director’s election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election for directors. If the votes cast "against" a nominee’s election exceed the votes cast "for" the nominee’s election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent Director is not reelected to the Board, that incumbent Director will "hold over" in office as a Director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of Directors, each incumbent Director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

9.
What vote is required to ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2)?

The appointment of Stowe & Degon, LLC as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote "FOR," "AGAINST," or "ABSTAIN." If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	3

If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.
What vote is required to approve the advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers. With respect to Proposal No. 3, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.
What vote is required to approve the advisory (non-binding) vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for the approval, on an advisory basis, of one of the three frequency options presented under the advisory (non-binding) vote on the frequency of future advisory votes on the compensation of our named executive officers. With respect to Proposal No. 4, you may vote for every "ONE YEAR," "TWO YEARS," "THREE YEARS," or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal. If none of the three frequency options receives the vote of a majority of the votes properly cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by our stockholders. However, as described in more detail in Proposal No. 4, because this proposal is non-binding, our Board may decide that it is in our best interest or the best interests of our stockholders to hold future executive compensation advisory votes more or less frequently.

12.
What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

13.
Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a Director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

14.
Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission ("SEC") website at www.sec.gov.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	4

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our Board of Directors

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board is currently authorized to have, and we currently have, seven members. At the Annual Meeting, the Class I Directors will stand for election. None of our Directors are related to any other Director or to any of our executive officers. Information about each nominee, the Company’s Class II and III Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2023.

Information about the Nominees

Our Board has nominated Michael Cotoia, Roger M. Marino, and Christina Van Houten for election as the Class I Directors, each to serve a three-year term until the 2026 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director and has indicated that they are willing and able to serve as a Director, if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board.

Name	Age	Position
Michael Cotoia	51	Chief Executive Officer and Director
Roger M. Marino	84	Director
Christina Van Houten	56	Director

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer ("CEO") and a Director since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as EVP from 2010 to 2012 and in various other positions including as SVP and VP and Publisher, from 2002 to 2010. Prior to joining TechTarget, he was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a CPA. Mr. Cotoia’s history with the Company and experience in the IT advertising business provides the Board with specific knowledge of the Company’s operations and a greater understanding of the Company’s strategic opportunities.

Roger M. Marino. Mr. Marino has served as a Director since 2000. He is an active private investor in numerous companies including technology start-ups. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC ("RMM Group"), a film production company, and RMM-P, an investment company. He also founded EMC Corporation, a provider of enterprise information storage systems, and retired as its president in 1992. He holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University’s Board of Trustees. Mr. Marino’s extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which virtually all of our customers operate.

Christina Van Houten. Ms. Van Houten has served as a Director since August 2019. She is currently the co-founder and Chief Executive Officer of Equity Quotient ("EQ"), a technology platform that provides access to diversity data and advanced analytics to help companies measure their stakeholder impact, manage risk, and devise growth strategies as part of a broader environmental, social, and governance imperative. Prior to co-founding EQ, Ms. Van Houten served in various roles at Mimecast Limited ("Mimecast"), a global provider of cloud cyber resilience solutions for corporate data and email, including as advisor to the Chief Executive Officer and as Chief Strategy Officer, from April 2018 to May 2022. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was VP of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a B.A. degree from Georgetown University. Ms. Van Houten’s experience in marketing strategy and career with some of the world’s largest firms, provides the Board with invaluable business insight and expertise in overall sales and marketing strategies.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 1, the Election of Class I Directors.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	5

Directors Continuing in Office

Class II Directors (Term Expires at the 2024 Annual Meeting of Stockholders)

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over 40 years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Mercatura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and CEO of Art Technology Group, Inc. ("ATG"), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was CEO of Quidnunc from 2000 to 2002 and President of ePresence Solutions from 1997 to 2000. Mr. Burke started his career as an Operating Systems Specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Mr. Burke was previously a board member for Exa Corporation, a public company that develops, sells, and supports simulation software and services for vehicle manufacturers from 2014 to 2017. Mr. Burke has a B.S. in Physics from Eastern Michigan University. The Company believes that Mr. Burke’s extensive experience as a leader of technology driven companies that are similar to the Company’s target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of United Communications Group ("UCG"), a business information publisher, where he has worked since 1977. He also founded Oil Price Information Service, a private company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of websites that offer a method for users to post and view retail gas prices, in 2013. He is currently a partner at UCG and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. Mr. Levenson is a former partner of LPF Atlanta LLC, which was the former majority owner of the Atlanta Hawks National Basketball Association franchise and owns the operating rights to the Philips Arena in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson’s career of over 40 years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

Class III Directors (Term Expires at the 2025 Annual Meeting of Stockholders)

Perfecto Sanchez. Mr. Sanchez has served as a Director since January 2022. Mr. Sanchez is currently the founder and CEO of Keep The Change, a for-purpose marketing consultancy he launched in 2014 and serves on the board of directors of Lifeway Foods, Inc. (Nasdaq: LWAY), a public company, since August 2022. He is also the co-founder of CHPTR, Inc., a tech memorialization company and mobile-first community, and a co-founder of EQ with Ms. Van Houten. He is currently an advisor to Build in Tulsa, a movement to build the infrastructure for Black multi-generational wealth creation, as well as an Advisor at International Crisis Group. He served as Chief Marketing Officer for Chloe’s Soft Serve Fruit Co. from 2016 to 2018 where he helped double their distribution and brand awareness. Prior to that, from 2010 to 2015, he served in senior brand and portfolio strategy roles at The Dannon Company, Inc. (a subsidiary of Danone S.A.) and Kraft Foods, Inc. Mr. Sanchez holds a Bachelor of Math and Science from the United States Military Academy at West Point and is a decorated U.S. Army Veteran with two combat tours to Iraq. Mr. Sanchez brings to the Board his experience in managing complex projects and budgets, implementing portfolio, growth, and marketing strategies for global brands, as well as driving innovation and awareness through social impact initiatives.

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer from our incorporation in September 1999 to May 2016 and as our Chairman from 2007 to May 2016. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG, a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College. As one of the Company’s two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	6

Information about Continuing Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Robert D. Burke(1)	68	Chair	Member	—
Michael Cotoia(2)	51	—	—	—
Bruce Levenson(3)	73	Member	Member	Chair
Roger M. Marino	84	—	Chair	Member
Perfecto Sanchez	39	—	—	Member
Greg Strakosch(4)	60	—	—	—
Christina Van Houten	56	Member	—	Member

(1)
Audit Committee Financial Expert.
(2)
Chief Executive Officer.
(3)
Lead Independent Director.
(4)
Executive Chairman.

Board Leadership Structure

Mr. Cotoia became our Chief Executive Officer and Mr. Strakosch became our Executive Chairman in May 2016. The Board continues to believe that this leadership structure, which separates the Executive Chairman and CEO roles, remains appropriate. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, but he also continues to assist and advise Mr. Cotoia. As CEO, Mr. Cotoia is responsible for the general management and operation of the business and guiding and overseeing the Company’s senior executives. Mr. Cotoia’s in-depth knowledge of the Company’s business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and CEO, together with a Lead Independent Director having the duties described below, is in the best interest of the Company’s stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company’s strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below) and (ii) executive sessions of the independent Directors. However, the Board recognizes that no single leadership model is right for all companies at all times and that depending on the circumstances, other leadership models, such as an independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Lead Independent Director

Bruce Levenson, an independent Director who serves as a Member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee, was selected by the Board again this year to serve as the Lead Independent Director. Mr. Levenson has been selected for this position each year since 2016. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the CEO on Board and committee meeting agendas, monitoring communications from stockholders and other interested parties, meeting with any director not adequately performing such Director’s duties as a member of the Board or any committee thereof, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the CEO and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities. Additionally, the Lead Independent Director may represent the Board in any communications with stockholders and other stakeholders and also may provide input on design of the Board itself.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, other than Messrs. Strakosch and Cotoia, as of March 31, 2023. No executive officer is related to another executive officer or Director.

Name	Age	Principal Occupation/Position Held with the Company
Don Hawk	51	Executive Director, Product Innovation
Rebecca Kitchens(1)	45	President
Steven Niemiec(1)	42	Chief Operating Officer and Chief Revenue Officer
Daniel T. Noreck	51	Chief Financial Officer and Treasurer

(1)
On December 16, 2022, following the recommendation of the Compensation Committee, the Board appointed Ms. Kitchens as President and Mr. Niemiec as Chief Operating Officer and Chief Revenue Officer, effective January 1, 2023.

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Don Hawk. Mr. Hawk has served as our Executive Director, Product Innovation since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and a M.A. from George Washington University.

Rebecca Kitchens. Ms. Kitchens has served as our President since January 2023. Prior to that, she served as an EVP & Publisher of the Company, from January 2021, which entailed leading several business units tied to our content and audience marketing efforts, as well as overseeing the Company’s Enterprise Strategy Group division, an IT analyst, research, validation, and strategy unit that provides market intelligence and actionable insight to the global IT community, as well as overseeing several other business units. Ms. Kitchens has also previously served as SVP, Market Development from October 2017 to January 2021, SVP & Group Publisher from May 2012 to October 2017, and VP of Global Accounts from September 2010 to May 2012. Ms. Kitchens holds a B.S. from Fairfield University.

Steven Niemiec. Mr. Niemiec has served as our Chief Operating Officer and Chief Revenue Officer since January 2023. Prior to that, Mr. Niemiec served as the Company’s first Chief Revenue Officer, from January 2021, overseeing the Company's Sales, Customer Success, and Sales Operations groups. Mr. Niemiec began his career with the Company as an Account Manager and worked his way up to progressively more senior positions including serving as SVP, Global Sales from June 2013 to January 2021 and VP & General Manager from January 2011 to June 2013. Mr. Niemiec holds a B.S. from Providence College.

Daniel T. Noreck. Mr. Noreck has served as our Chief Financial Officer and Treasurer since December 2016. Since April 2021, he has also served as a director and chair of the audit committee of Capital Properties, Inc., a publicly traded property leasing company in Providence, Rhode Island. From September 2010 to December 2016, he served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island. Prior to that, Mr. Noreck was a Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. from the University of Massachusetts, Dartmouth and is a CPA and a chartered global management accountant.

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at investor.techtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines ("Guidelines") to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•
that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders. Our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs. Our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;
•
that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•
that the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of a Director's membership on the Board following a change in such Director’s primary job responsibility;
•
that a majority of our Directors shall meet the independence standards of the SEC or Nasdaq;
•
that the Board is responsible for determining that effective systems are in place for the periodic and timely reporting of important matters regarding the Company to the Board;
•
the expectations for attendance and participation at Board meetings;
•
the structure of the Board;
•
a process by which stockholders may communicate with the Board; and
•
that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail in the Guidelines themselves and below.

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Director Diversity Information

Set forth below is information concerning the gender and demographic background of each of the current Directors of the Company, as self-identified and reported by each Director. This information is being provided in accordance with the corporate governance rules of Nasdaq and each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-binary	Did not disclose gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Prohibitions on Hedging and Pledging

The Company’s Insider Trading and Public Communication Policy restricts hedging and pledging of TechTarget stock. This policy prohibits TechTarget Directors, officers, and employees from engaging in any of the following types of transactions with respect to TechTarget stock: short sales; purchases or sales of puts, calls or other derivative securities; and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits TechTarget Directors, officers, and employees from pledging TechTarget stock except in certain limited circumstances.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. Under applicable Nasdaq standards, a director will only qualify as an "independent director" if they can satisfy certain bright line tests set forth in such standards. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be an independent director and, in the case of each member of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and, in the case of each member of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board must also determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Mr. Burke, Mr. Levenson, Mr. Marino, Mr. Sanchez, and Ms. Van Houten, is "independent" as the term is defined by Nasdaq standards and that none of these directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

In the course of determining the independence of each non-employee Director, our Board, among other things, considers the annual amount of TechTarget sales to, or purchases from, any company where a non-employee director or a director’s family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases. With respect to Ms. Van Houten, the Board considered that Ms. Van Houten was an advisor to the CEO of Mimecast for approximately five months in 2022. Mimecast purchases marketing services from TechTarget in the ordinary course of business. Our Board has determined that Ms. Van Houten had no direct or indirect material interest in the transactions between Mimecast and TechTarget and that her relationship with Mimecast did not impede the exercise of her independent judgment.

Messrs. Strakosch and Cotoia are not deemed to be independent Directors under these rules because they are our Executive Chairman and CEO, respectively. Other than the payments by the Company reported in the "Director Compensation" section of this Proxy Statement, none of our Directors have received, or will receive, any compensation, nor have they entered into any "golden leash" arrangements in connection with their service on our Board.

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Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2022, our Board held 11 meetings. Each Director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served during 2022.

Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2022, six of our seven directors participated in the Annual Meeting either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at investor.techtarget.com. Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under Nasdaq listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. Our Audit Committee is comprised of Robert D. Burke, the Chair of the Committee, Bruce Levenson, and Christina Van Houten. Mr. Burke serves as our "audit committee financial expert" as defined in applicable SEC rules. The Audit Committee’s responsibilities, as set forth in its Charter, include:

•
appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•
overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•
assessing and evaluating the work of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
meeting independently with our independent registered public accounting firm and reviewing the written disclosures and the required communications from the independent auditor required by applicable requirements of the PCAOB;
•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•
coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•
reviewing our quarterly earnings releases and financial disclosures;
•
reviewing and approving our entry into any swap transactions;
•
making regular reports to the Board;
•
preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•
reviewing and assessing the adequacy of the Audit Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

In accordance with its charter and subject to applicable law, the Audit Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities. The Audit Committee has delegated limited authority to the Chair of the Audit Committee, to pre-approve any audit and permitted non-audit services and discuss certain required matters with the independent auditor. The Audit Committee met six times in 2022.

Compensation Committee. Our Compensation Committee is comprised of Roger M. Marino, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. The Compensation Committee’s responsibilities include:

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•
evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;
•
reviewing and recommending to the Board for approval the compensation of our other executive officers and those members of management that report directly to our CEO;
•
reviewing and discussing with management our executive compensation disclosures and recommending whether they should be included in reports and registration statements filed with the SEC and producing required reports;
•
establishing and reviewing our overall management compensation philosophy and policy;
•
overseeing our compensation, welfare, benefit, and other similar plans;

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	10

•
overseeing the evaluation of management;
•
developing, and reporting on, a CEO succession plan for consideration by the Board;
•
reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•
making regular reports to our Board;
•
reviewing and assessing the adequacy of the Compensation Committee Charter;
•
preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•
evaluating its own performance and reporting the results of such evaluation to our Board.

The Compensation Committee met four times in 2022. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee has delegated limited authority to executive officers, from time to time, including with respect to administrative tasks under the Company's 2022 Employee Stock Purchase Plan. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings "Executive Compensation" and "Director Compensation."

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Bruce Levenson, the Chair of the Committee, Roger M. Marino, Perfecto Sanchez, and Christina G. Van Houten. The Nominating and Corporate Governance Committee’s responsibilities include:

•
developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•
identifying individuals qualified to become Board members;
•
establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•
reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•
recommending to the Board the persons to be nominated for election as Directors and to each committee;
•
recommending whether or not the Board should accept the resignation of a director tendered in accordance with the Guidelines;
•
conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis;
•
developing and recommending to the Board a Code of Business Conduct and Ethics and the Guidelines;
•
overseeing the evaluation of the Board and making regular reports to the Board;
•
reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met three times in 2022. The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading "Director Nomination Process."

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board’s consideration and review. Generally, the Committee identifies candidates through the personal, business and organizational contacts of the Directors and management.

In evaluating prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Guidelines and include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•
Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;
•
Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Directors must have the ability to exercise sound business judgment; and

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•
Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills, and experience is an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Executive Chairman is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other Directors or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Executive Chairman, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Executive Chairman of the Board, or to the attention of an individual Director.

The Board’s Role in Risk Oversight

While management is responsible for designing and implementing the Company’s overall risk management process, including controls and administration, the Board and its committees are primarily responsible for oversight of the Company’s risk management. As such, the Board considers and discusses with management current and emerging risks and other issues that may present particular risks to the Company in the short-term, intermediate-term, or long-term. These risks include those involving acquisitions, competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Management periodically reports to the Board and its committees on these risks, including with the assistance of outside advisors as appropriate. Additionally, the Board relies on the Audit Committee to regularly review certain risks that may be material to the Company, including issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters and as otherwise disclosed in the Company’s quarterly and annual reports filed with the SEC. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Having two members of management, specifically our Executive Chairman and our CEO, serving on the Board, facilitates open communication between the Company’s management team and Directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company’s compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. To assist the Compensation Committee in its evaluation in 2022, management conducted a risk analysis of the structure of the Company’s compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company’s business. In order to mitigate these

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risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes and controls.

In addition to the numerous internal controls which require multidisciplinary review, the Company’s independent registered public accounting firm also reviews the interim financial statements included in our quarterly reports on Form 10-Q and audits the Company’s annual financial statements. Management presented its analysis to the Compensation Committee in April 2023. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Compensation Clawback. In October 2022, the SEC finalized Rule 10D-1 regarding erroneously awarded incentive-based compensation, commonly referred to as a "clawback," and which sets out minimum requirements that a clawback policy must meet. The rule directs stock exchanges to establish listing standards that require listed companies to adopt and enforce policies to recover incentive compensation awarded to current or former officers based on material misstatements in financial reports. On February 22, 2022, Nasdaq published its proposed listing standard and, following publication in the federal register, completion of the comment period, and final approval, companies will have sixty days to develop and implement their clawback policy. In order to ensure full compliance with Rule 10D-1, we intend to adopt a clawback policy that imposes such additional recoupment obligations regarding the recovery of erroneously awarded compensation as are necessary in accordance with the final Nasdaq listing standards and the rules promulgated by the SEC. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financial reports due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and CFO will be required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-compliant document, and (2) any profits realized from the sale of our securities during such twelve-month period. Our 2017 Stock Option and Incentive Plan, as amended, also provides that any award made to a participant under the plan will be bound by any clawback policy that the Company has in effect or may adopt in the future.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics ("Code") that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on the corporate governance section of our investor relations website located at investor.techtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to any Director or executive officer from, any provision of the Code.

Corporate Social Responsibility

We strive to attract diverse and exceptional candidates and help support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized and engaged based on their contributions. We also emphasize internal mobility opportunities for our employees in our performance evaluation and career development efforts to drive professional development. Our goal is a long-term, upward-bound career at TechTarget for every employee, which we believe will assist our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, fair and inclusive of everyone, and promoting diversity, equity and inclusion inside and outside of our business. We accomplish this with the strong culture that we have built over the past 20+ years and through the efforts of our active culture committees – the TechTarget Diversity, Equity & Inclusion Committee, Health & Fitness at TechTarget, and TechTarget Gives. Each committee has a distinct mission, but all look to cultivate leadership skills, develop best business practices, encourage knowledge sharing, give back to the community, and provide personal growth and development opportunities while allowing for a wide range of perspectives and experiences.

•
Our TechTarget Diversity, Equity & Inclusion Committee is an initiative to identify and build relationships with diverse community members and minority organizations that can help drive awareness regarding employment opportunities at TechTarget and throughout the enterprise technology and digital media industry.
•
Health & Fitness at TechTarget is an energetic and motivating initiative to promote both physical and mental well-being and health. This group recognizes the advantages of an active lifestyle and intends to support that lifestyle through team leagues, fitness groups and sessions for individual development. Health & Fitness at TechTarget encourages teamwork, comradery and healthy competition, as well as personal growth and mindfulness.
•
TechTarget Gives is a diverse, dynamic and growth-focused initiative to mobilize TechTarget employees who are interested in giving back to the greater community. Through community involvement, volunteering events and company drives, TechTarget Gives aims to seek out opportunities on a state, national, and global scale. This committee helps TechTarget employees further cultivate volunteering best practices, collaboration and leadership skills, all while paying it forward.

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DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for their service as a Director. All non-employee Directors received the following compensation in 2022: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant or the business day prior to the Company’s next annual meeting, if earlier. New non-employee Directors receive an initial grant of 2,500 options upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock.

Each non-employee Director also receives, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. In addition to the retainers for committee service, each committee chairperson also receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings. The Company's compensation policy is to pay non-employee Directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee Directors shall be entitled to retain their retainers if they cease to be a non-employee Director or serve on a Committee or as a Committee Chair.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units ("RSUs") as payment for their retainers and meeting attendance fees under our 2017 Stock Option and Incentive Plan, as amended. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant.

In the event that we add additional non-employee Directors to our Board, we may grant additional amounts of equity compensation based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person’s experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees.

Fiscal 2022 Director Compensation

The following table details the compensation for 2022 of our non-employee Directors:

Name	Fees earned or paid($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Robert D. Burke	—	64,107	365,000	429,107
Bruce Levenson	—	58,571	365,000	423,571
Roger M. Marino	—	52,067	365,000	417,067
Perfecto Sanchez(3)	—	431,306	220,800	652,106
Christina G. Van Houten	—	53,112	365,000	418,112

(1)
The "Stock Awards" column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2022 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For the assumptions used to calculate the fair value of the equity awards granted, see Note 11 to our 2022 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested restricted stock units outstanding as of December 31, 2022 for our non-employee Directors was as follows: 0 for Mr. Burke, 0 for Mr Levenson, 0 for Mr. Marino, 4,200 for Mr. Sanchez, and 0 for Ms. Van Houten.
(2)
The “Option Awards” column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2022, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 11 to our 2022 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested stock options outstanding as of December 31, 2022 for our non-employee Directors was as follows: 5,000 for Mr. Burke, 5,000 for Mr Levenson, 5,000 for Mr. Marino, 2,500 for Mr. Sanchez, and 5,000 for Ms. Van Houten.
(3)
In connection with Mr. Sanchez’s election to the Board in 2022, he received (i) an option to purchase 2,500 shares of the Company’s common stock subject to a one-year vesting period as provided in our 2017 Stock Option and Incentive Plan, as amended (ii) a restricted stock unit grant reflective of the annual retainers established by the Compensation Committee and the Board for service on the Board and the Nominating and Corporate Governance Committee, pro-rated for actual service during 2022 and (iii) on the recommendation of the Nominating and Corporate Governance Committee, a grant of 4,200 restricted stock units with respect to the Company’s common stock, subject to annual vesting of 1/3 of the restricted stock units in each of the three years following the date of grant.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation programs for our principal executive officer, our principal financial officer, and our other two executive officers for 2022 (collectively, the "named executive officers") who were:

•
Greg Strakosch, Executive Chairman
•
Michael Cotoia, Chief Executive Officer
•
Daniel T. Noreck, Chief Financial Officer and Treasurer
•
Don Hawk, Executive Director, Product Innovation

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers’ compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2022, consisted of all independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and CEO. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee, from time to time, regarding the compensation of the Company’s executive officers based in part upon the periodic benchmarking exercise described in the "Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity" section below. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program adequately incentives, motivates, and compensates our executive officers. In addition to addressing cash compensation for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) compensation through employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2022, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also consider the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2022, and adjusts them from time to time as appropriate after taking into account an individual’s responsibilities, performance, skills specific to our business, industry experience, as well as the limited benchmarking referenced above and described in the "Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity" section below. For 2022, the annual base salary for all of our named executive officers remained the same as in 2021. The Board approved, effective January 1, 2023, a $75,000 increase to the annual base salary for Mr. Noreck, with a new base salary of $300,000 per year, but did not adjust the base salary of Messrs. Strakosch, Cotoia, or Hawk.

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Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed our 2022 Executive Incentive Bonus Plan (the "2022 Bonus Plan") in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward our management for achievement of these measures of operating performance. In December 2021, our Board approved the 2022 Bonus Plan performance metrics. As in prior years, the Compensation Committee concluded that "Revenue" (as defined by Generally Accepted Accounting Principles ("GAAP")), Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA"), and an operating metric based on the percentage of customer contracts with terms longer than 270 days ("Longer-Term Contracts") were the appropriate measurements of our performance with respect to the 2022 Bonus Plan. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before net interest, other income and expense such as asset impairment (including expenses related to the induced conversion of our 2025 convertible notes), income taxes, depreciation and amortization, as further adjusted to include the impact of the fair value adjustments to contingent consideration and acquired unearned revenue and to exclude stock-based compensation and other one-time charges, such as costs related to acquisitions or reduction in forces expenses, if any. The Compensation Committee included the Longer-Term Contract metric, coupled with the Revenue and Adjusted EBITDA metrics, because it felt this metric would continue to align our executive incentive compensation with the Company’s goal of moving towards providing our customers our purchase-intent data and other services under Longer-Term Contracts. Payment of a bonus under the 2022 Bonus Plan was based on either the attainment of the Revenue and/or Adjusted EBITDA performance goals or attainment of the Longer-Term Contract performance goal. Payments under our bonus plan are made each year before March 15, based on the achievement of the prior year’s performance goals measured at the end of each fiscal year.

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2022 Bonus Plan by taking into consideration the 2022 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget and also took into consideration the Company’s actual performance against its 2021 budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2022 targets against the prior year period. After the Compensation Committee established the 2022 Bonus Plan performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company’s annual budget and the Company’s continued strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under Longer-Term Contracts. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the same factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Messrs. Strakosch, Cotoia, Hawk, and Noreck for 2022: $217,500, $217,500, $105,000 and $75,000, respectively. The threshold amounts varied depending on whether the Company met at least: (i) one of the Adjusted EBITDA or Revenue metrics and/or (ii) the Longer-Term Contracts metric. For more information on thresholds and maximums, see "2022 Plan Performance" below. The Board approved, effective January 1, 2023, a $30,000 increase to Mr. Noreck’s target bonus under the 2023 Executive Incentive Bonus Plan, with a new annual target bonus of $105,000.The target bonus under the 2023 Executive Incentive Bonus Plan for Messrs. Strakosch, Cotoia and Hawk was not increased and remained $217,500, $217,500 and $105,000, respectively.

Plan Operation. In order for our executive officers to earn a bonus under the 2022 Bonus Plan, they must either: (1) have achieved the minimum threshold of 90% of the Adjusted EBITDA target (or $112.5 million) and/or Revenue target (or $283.5 million) or (ii) have achieved a minimum of a tenth of a percentage increase from the Longer-Term Contracts base determined by the Committee (or 36%) towards the 2022 Longer-Term Contracts target (or 38%). The Longer-Term Contracts metric is measured against the total amount of quarterly revenue attributable to Longer-Term Contracts determined as of the end of the fourth quarter of the 2022 fiscal year. With respect to Adjusted EBITDA and Revenue, if the applicable 90% threshold was achieved, then each of our executive officers would earn 50% of their targeted bonus amount with respect to the applicable metric. Furthermore, each of our executive officers could earn an additional 5% of their target bonus amount within the Adjusted EBITDA and/or Revenue metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. Additionally, for each tenth of a percentage increase towards the Longer-Term Contracts target, each of our executives would earn at least 5% of their targeted bonus amount with respect to that metric until 100% of the Longer-Term Contracts bonus target was achieved. Actual performance compared to the target metric was measured at the end of the fiscal year. In the event that the Adjusted EBITDA metric and/or Longer-Term Contracts metric was greater than 100% of their respective targets, each executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 30% for amounts achieved up to $3.0 million of the Adjusted EBITDA target (and by 33% for amounts in excess of $3.0 million) and prorated for each tenth of a percentage increase above the target (50% for each 1% increase achieved in excess) of the Longer-Term Contracts target. The portion of the bonus in excess of each executive’s target for both the Adjusted EBITDA and Longer-Term Contracts targets is payable in common stock of the

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Company. In the event that performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and less than a tenth of a percentage increase was achieved towards the Longer-Term Contracts metric, then no bonus would be earned.

2022 Plan Performance. In 2022, the Company’s Adjusted EBITDA, Revenue, and Longer-Term Contracts results measured at the end of the fiscal year, were 98% (or $122.848 million), 94% (or $297.485 million), and 39.75% respectively, which resulted in our executive officers receiving the following payouts under the 2022 Bonus Plan:

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)(4)
Greg Strakosch, Executive Chairman	36,250	217,500	—	251,938
Michael Cotoia, Chief Executive Officer	36,250	217,500	—	251,938
Daniel T. Noreck, Chief Financial Officer and Treasurer	12,500	75,000	—	86,875
Don Hawk, Executive Director, Product Innovation	17,500	105,000	—	121,625

(1)
Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved and less than a tenth of a percentage increase towards the Longer-Term Contracts target was achieved. Alternatively, if performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and only a tenth of a percentage increase towards the Longer-Term Contracts target was achieved, then the following threshold amounts would have been due to Messrs. Strakosch, Cotoia, Noreck, and Hawk for 2022: $3,625, $3,625, $1,250 and $1,750, respectively.
(2)
Amount payable if 100% of all three performance targets were achieved.
(3)
In the event that the Adjusted EBITDA or Longer-Term Contracts metrics were greater than 100% of the targets, then the executive could earn more than their respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. The 2022 Bonus Plan did not cap such excess amounts.
(4)
In accordance with the terms of the 2022 Bonus Plan, payments were made on or before March 15, 2023. For more information, about shares of common stock issued for over performance under the 2022 Bonus Plan, see "Equity Incentive Compensation and Other Benefits - 2022 Equity Grants" below.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive’s overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan and/or our 2017 Stock Option and Incentive Plan, as amended. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain with the Company during the vesting period, which is typically multi-year. We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in July/August and/or December. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three-year period. Additionally, in accordance with the terms of the applicable award agreements, the Company may defer the delivery of shares underlying an RSU award, generally until the opening of the trading window immediately following the vesting date. In determining equity awards, our Compensation Committee considers the Company’s business and financial performance, the executive’s performance and future potential, the award value relative to other executives’ awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the recommendations of our CEO and Executive Chairman with respect to awards to the executive officers and employees other than the CEO and Executive Chairman, and, from time to time, the external data described in the "Benchmarking of Compensation and Equity" section below.

2022 Equity Grants. In July 2022, the Compensation Committee granted Mr. Strakosch 45,000 RSUs, Mr. Cotoia 150,000 RSUs, Mr. Hawk 45,000 RSUs, and Mr. Noreck 30,000 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to the Company as well as their expected future contributions. In February 2022, in connection with over performance under the 2021 Executive Incentive Bonus Plan, Messrs. Strakosch, Cotoia, Hawk, and Noreck were issued 40,842, 40,842, 19,717, and 14,084, respectively, shares of our common stock. In February 2023, in connection with over performance under the 2022 Bonus Plan, Messrs. Strakosch, Cotoia, Hawk, and Noreck were issued 1,682, 1,682, 812, and 580, respectively, shares of our common stock.

Employee Benefit Plans. Our U.S. employees, including our executive officers, are entitled to certain employee benefits, including: medical, dental, and vision care plans; supplemental vision care plan; flexible spending and health savings accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2022, we matched

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fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year. The employer contributions vest over a four-year period commencing on the employee’s hire date.

Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm’s services to the executive officer during the year.

Advisory Vote on Executive Compensation. At our 2017 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis a say-on-pay vote once every three years. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program once every three years. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2022.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, and treatment of equity in the event of a termination of employment under certain circumstances or a change of control. The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one year post-termination for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months post-termination for Mr. Hawk. The executive officers’ employment agreements are described in more detail on page 22 under the heading "Employment Agreements and Potential Payments Upon Termination or Change in Control."

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the Company’s current and former executive officers. For taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by applicable rules will not be deductible by us. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Compensation Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Compensation Committee’s own substantial business and industry experience, in setting executive compensation. From time to time, the Compensation Committee reviews peer company information. In 2022, the Company's peer group, which was revised in 2021 to better align with the Company's growth, revenue, and overall business, included the following public companies: Dun & Bradstreet Holdings, Inc., Gartner, Inc., HubSpot, Inc., Ziff Davis, Inc., TripAdvisor, Inc., ZoomInfo Technologies, Inc., ON24, Inc., and Comscore, Inc. The Company's officers provided the Compensation Committee with compensation data about these peers compiled from publicly available information. With regard to our CEO and CFO, given that we believe the roles and responsibilities for these positions are generally consistent from company to company, from time to time, we review the compensation of these positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other executive officers, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when evaluating compensation for our executive officers in 2022 and 2023. The Compensation Committee also considered factors that contribute to the executive’s value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Compensation Committee’s review of the compensation data available regarding the executives in our peer group, the Compensation Committee determined that the (i) base salary for each executive officer for 2022 and (ii) target bonuses under the 2022 Bonus Plan for each executive officer, would remain unchanged from the base salary and target bonuses for 2021. Neither the Compensation Committee nor the Company has retained a compensation consultant. The Compensation Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2022, 2021, and 2020 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Greg Strakosch	2022	600,000	2,996,988	188,500	15,000	3,800,488
Executive Chairman	2021	600,000	9,731,413	188,500	15,000	10,534,913
	2020	600,000	282,432	145,000	15,000	1,042,432
Michael Cotoia	2022	600,000	9,841,938	188,500	15,000	10,645,438
Chief Executive Officer	2021	600,000	9,731,413	188,500	15,000	10,534,913
	2020	600,000	5,725,932	145,000	15,000	6,485,932
Daniel T. Noreck	2022	225,000	1,977,575	65,000	15,000	2,282,575
Chief Financial Officer and	2021	225,000	2,403,099	65,000	15,000	2,708,099
Treasurer	2020	225,000	859,480	50,000	15,000	1,149,480
Don Hawk	2022	480,000	2,964,175	91,000	3,000	3,538,175
Executive Director, Product	2021	480,000	3,715,123	91,000	3,000	4,289,123
Innovation	2020	480,000	1,225,046	70,000	3,000	1,778,046

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to, or earned by, each named executive officer during the applicable year. See Note 11 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2022, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2022 Bonus Plan in the amount of $63,438, $63,438, $21,875, and $30,625, respectively, and the grant date fair value of RSUs awarded in July 2022 in the amount of $2,933,550, $9,778,500, $1,955,700, and $2,933,550, respectively.
(2)
The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2022, 2021, and 2020. For more information, see "Executive Compensation – Executive Incentive Bonus Plan" above.
(3)
These amounts represent matching 401(k) contributions and costs to the Company for services incurred to provide certain financial counseling services including finances, estate and tax planning, and tax preparation services ("Financial Services"). Matching 401(k) contributions were $3,000 per executive officer in 2022. For Messrs. Strakosch, Cotoia, Noreck, and Hawk, 2022 Financial Services totaled $12,000, $12,000, $12,000, and $0 respectively.

Grants of Plan-Based Awards For 2022

The following table sets forth grants of plan-based awards made during 2022 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Greg Strakosch	12/16/2022	36,250	217,500	—	—	—
	7/29/2022	—	—	—	45,000	2,933,550
	2/25/2022	—	—	—	40,842	3,154,228
Michael Cotoia	12/16/2022	36,250	217,500	—	—	—
	7/29/2022	—	—	—	150,000	9,778,500
	2/25/2022	—	—	—	40,842	3,154,228
Daniel T. Noreck	12/16/2022	17,500	105,000	—	—	—
	7/29/2022	—	—	—	30,000	1,955,700
	2/25/2022	—	—	—	14,084	1,087,707
Don Hawk	12/16/2022	17,500	105,000	—	—	—
	7/29/2022	—	—	—	45,000	2,933,550
	2/25/2022	—	—	—	19,717	1,522,744

(1)
Reflects full year target awards under the 2023 Bonus Plan. Under the 2023 Bonus Plan, in the event that the named executive officer satisfied the performance conditions necessary to receive an award, the named executive officer was entitled to receive a cash payment up to the target amount, which earned amounts are shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column and the accompanying footnote. Amounts earned in excess of the target amount by the named executive officer, were paid as common stock and are reflected in the Summary Compensation Table

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under "Stock Awards" column. There is no limit on the value of the award that could be earned by a named executive officer under the 2022 Bonus Plan. For more information, see "Executive Compensation – Executive Incentive Bonus Plan" above.
(2)
Represents an RSU or common stock award granted to the named executive officer in accordance with our executive compensation program.
(3)
Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 11 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation" included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the "2007 Plan") was adopted by our Board upon recommendation of the Compensation Committee and approved by our stockholders in April 2007. The 2007 Plan expired on May 15, 2017 and no further equity grants may be made under the 2007 Plan. Any awards granted on or before such date will remain outstanding subject to their terms. Our 2007 Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 2007 Plan.

2017 Stock Option and Incentive Plan. On March 10, 2017, the Board adopted the 2017 Stock Option and Incentive Plan, upon recommendation by the Compensation Committee and it was approved by the Company’s stockholders and became effective on June 16, 2017. On June 8, 2021, the Company's stockholders approved an amendment to the 2017 Stock Option and Incentive Plan increasing the number shares of common stock authorized for issuance thereunder from 3,000,000 to 6,800,000. The 2017 Stock Option and Incentive Plan, as amended, (the "2017 Stock Plan") permits us to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, Directors, consultants, and advisors. The 2017 Stock Plan is administered by the Compensation Committee.

2022 Employee Stock Purchase Plan. On April 8, 2022, the Board adopted the 2022 Employee Stock Purchase Plan (the "ESPP") upon recommendation of the Compensation Committee and it was approved by our stockholders and became effective on June 7, 2022. The ESPP permits eligible employees to purchase shares of our common stock at a discount during consecutive six-month plan periods. Our Board, the Compensation Committee, or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15%. Our Board, the Compensation Committee, or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.

Outstanding Equity Awards at Fiscal Year End for 2022

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Greg Strakosch	7/30/2021	60,000	(2)	2,643,600
	7/29/2022	45,000	(3)	1,982,700
Michael Cotoia	7/31/2020	50,000	(4)	2,203,000
	7/30/2021	60,000	(5)	2,643,600
	7/29/2022	150,000	(6)	6,609,000
Daniel T. Noreck	7/31/2020	7,000	(7)	308,420
	7/30/2021	12,000	(8)	528,720
	7/29/2022	30,000	(9)	1,321,800
Don Hawk	7/31/2020	10,000	(10)	440,600
	7/30/2021	20,000	(11)	881,200
	7/29/2022	45,000	(12)	1,982,700

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(1)
The amounts shown in this column are for RSUs. The value of the RSUs is based on $44.06, which was the closing price of the Company’s stock on December 30, 2022, the last trading day of the Company’s most recently completed fiscal year.
(2)
Mr. Strakosch’s RSUs vest as follows: 30,000 on each of July 30, 2023 and 2024.
(3)
Mr. Strakosch’s RSUs vest as follows: 15,000 on each of July 29, 2023, 2024, and 2025.
(4)
Mr. Cotoia’s RSUs vest as follows: 50,000 on July 31, 2023.
(5)
Mr. Cotoia’s RSUs vest as follows: 30,000 on each of July 30, 2023 and 2024.
(6)
Mr. Cotoia's RSUs vest as follows: 50,000 on each of July 29, 2023, 2024, and 2025.
(7)
Mr. Noreck’s RSUs vest as follows: 7,000 on July 31, 2023.
(8)
Mr. Noreck’s RSUs vest as follows: 6,000 on each of July 30, 2023 and 2024.
(9)
Mr. Noreck's RSUs vest as follows: 10,000 on each of July 29, 2023, 2024, and 2025.
(10)
Mr. Hawk’s RSUs vest as follows: 10,000 on July 31, 2023.
(11)
Mr. Hawk’s RSUs vest as follows: 10,000 on each of July 30, 2023 and 2024.
(12)
Mr. Hawk’s RSUs vest as follows: 15,000 on each of July 29, 2023, 2024, and 2025.

Option Exercises and Stock Vested for 2022

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2022. There were no option exercises during 2022 and none of our named executive officers have outstanding options that are vested and exercisable but have not been exercised.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Greg Strakosch	100,842	(2)	7,150,228
Michael Cotoia	195,842	(3)	13,470,178
Daniel T. Noreck	32,084	(4)	2,275,227
Don Hawk	49,717	(5)	3,506,644

(1)
Values shown represent the number of shares multiplied by the closing price of the Company’s common stock on the applicable vesting date.
(2)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 30,000 shares that vested on July 30, 2022 were deferred under the agreement and delivered on December 6, 2022, 30,000 shares that vested on August 2, 2022 were deferred under the agreement and delivered on November 22, 2022, and 40,842 shares vested and were delivered pursuant to the 2021 Bonus Plan on February 25, 2022.
(3)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 30,000 shares that vested July 30, 2022 were deferred under the agreement and delivered on December 6, 2022, 50,000 shares that vested July 31, 2022 were deferred under the agreement and delivered on December 7, 2022, 75,000 shares that vested on August 2, 2022 were deferred under the agreement and delivered on December 6, 2022 and 40,842 shares vested and were delivered pursuant to the 2021 Bonus Plan on February 25, 2022.
(4)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 6,000 shares vested on July 30, 2022 were deferred under the agreement and delivered on November 28, 2022, 7,000 shares vested on July 31, 2022 were deferred under the agreement and delivered on November 23, 2022 , 5,000 shares that vested on August 2, 2022 were deferred under the agreement and delivered on November 29, 2022, and 14,084 shares vested and were delivered pursuant to the 2021 Bonus Plan on February 25, 2022.
(5)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 10,000 shares that vested on July 30, 2022 were deferred under the agreement and delivered on November 28, 2022, 10,000 shares that vested on July 31, 2022 were deferred under the agreement and delivered on November 29, 2022, 10,000 shares that vested on August 2, 2022 were deferred under the agreement and delivered on November 30, 2022, and 19,717 shares vested and were delivered pursuant to the 2021 Bonus Plan on February 25, 2022.

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Nonqualified Deferred Compensation for 2022

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2022. For more information, see "Executive Compensation – Executive Incentive Compensation and Other Benefits" above.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Greg Strakosch	2,040,300	—	1,344,600	—
	1,955,700	—	1,266,600	—
Michael Cotoia	5,100,750	—	3,166,500	—
	1,955,700	—	1,266,600	—
	3,154,228	—	3,154,228	—
Daniel T. Noreck	340,050	—	224,450	—
	391,140	—	265,320	—
	1,087,707	—	1,087,707	—
Don Hawk	680,100	—	448,900	—
	651,900	—	456,600	—
	651,900	—	442,200	—

(1)
Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)
Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)
Represents fair market value of the shares on the date of delivery.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following sections summarize the material terms of the employment agreements and the payments that would be made to each named executive officer assuming one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each executive officer to severance benefits if the Company terminates the executive officer’s employment in the following situations: (i) without "cause"; (ii) if the executive officer terminates his employment for "good reason"; (iii) death; or (iv) disability. For purposes of the employment agreements, "cause" means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, "good reason" means: (I) a material reduction of the executive’s salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive’s responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement. In the event of a termination of the executive without "cause," by the executive officer for "good reason," as a result of the executive’s death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Messrs. Strakosch and Cotoia, equal to their annual salary, and in the case of Messrs. Noreck and Hawk, equal to nine months of their annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of his annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs for those executive officers who have been employed by the Company for five years or less. In the event the executive officer ceases to be an employee of the Company in a manner that does not meet the conditions listed above, then all unvested stock options and RSU grants under the 2017 Stock Plan will be forfeited immediately and automatically, without the payment of any consideration to the executive. In consideration of these benefits, each executive has agreed not to: (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend post termination for one year for Messrs. Strakosch, Cotoia, and Noreck, and nine months for Mr. Hawk. In the event that the executive officer is terminated for cause or terminates his or her employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits under his employment agreement. For example, if an executive officer resigns without good

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reason, they are not entitled to any additional compensation or benefits other than any accrued benefits including any earned but unpaid base salary or incentive compensation, unpaid expense reimbursements, and any vested benefits they may have under any employee benefit plan.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a Change of Control as that term is defined in our executive employment agreements, all unvested stock options, if any, under the 2007 Stock Plan (for Messrs. Strakosch, Cotoia, and Noreck) and all unvested RSU grants, will vest and become fully exercisable. In the event of a Change in Control Event as the term is defined in our 2017 Stock Plan that does not also conform to the definition of Change of Control under our executive employment agreements, all unvested stock options and all unvested RSU grants under the 2017 Stock Plan will vest in part so that one-half of the number of shares that would have otherwise become exercisable or vested on any date after the Change in Control Event will become exercisable or vested. In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive’s target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event there has been a termination of employment and/or Change of Control as defined under our executive employment agreements, in each case, on December 31, 2022. Because the disclosures in the table assume the occurrence of a termination and/or change of control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)(1)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Greg Strakosch
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	426,300	426,300	—
Continuation of Benefits(4)	13,137	—	13,137
Other Benefits(5)	251,938	—	188,500
Total Value of Benefits	1,291,375	426,300	801,637
Michael Cotoia
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	1,055,600	1,055,600	—
Continuation of Benefits(4)	17,559	—	17,559
Other Benefits(5)	251,938	—	188,500
Total Value of Benefits	1,925,097	1,055,600	806,059
Daniel T. Noreck
Cash Severance(2)	168,750	—	168,750
Equity Awards(3)	119,364	119,364	—
Continuation of Benefits(4)	13,170	—	13,170
Other Benefits(5)	86,875	—	65,000
Total Value of Benefits	388,159	119,364	246,920
Don Hawk
Cash Severance(2)	360,000	—	360,000
Equity Awards(3)	304,500	304,500	—
Continuation of Benefits(4)	14,034	—	14,034
Other Benefits(5)	121,625	—	91,000
Total Value of Benefits	800,159	304,500	465,034

(1)
A "qualifying termination" means, under the employment agreements, a termination of employment by the Company without "cause," by the executive for "good reason," as a result of his or her death or disability, or as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term.
(2)
In the case of both Mr. Strakosch and Mr. Cotoia, the amount is equal to their annual salary. In the case of each of Messrs. Hawk and Noreck the amount is equal to nine months of their annual salary. The amount reported for Mr. Noreck does not reflect his increased base salary, which was effective January 1, 2023.
(3)
Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $44.06, the closing

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price of the Company’s common stock on December 30, 2022, the last trading day of the Company’s fiscal year.
(4)
Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.
(5)
The total bonus payments due upon a termination following a change of control were calculated based on actual, full-year performance under the 2022 Bonus Plan as reported in the Summary Compensation Table. The amount reported for Mr. Noreck does not reflect the increase in Mr. Noreck’s target bonus, which was effective January 1, 2023.

Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Cotoia. For 2022, our last completed fiscal year:

•
Mr. Cotoia’s 2022 annual total compensation was $10,645,438.
•
Our median employee's (as defined below) annual total compensation was $75,870.
•
The ratio of Mr. Cotoia's annual total compensation to our Median Employee's annual total compensation was 140.31 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies. We determined that, as of December 31, 2022, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including all of our U.S. and international employees, both full-time and part-time, excluding our CEO, was 1,013. We identified our median employee by reviewing compensation information from our payroll records and providers for 2022 and used a consistently applied compensation measure for 2022, which included total taxable income, or equivalent. We then annualized compensation for employees hired during 2022 and converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2022.

Pay Versus Performance

Our Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. In 2022, incentive pay made up 94% of our Chief Executive Officer’s total direct compensation and, on average, 87% of our other named executive officers’ total direct compensation (as shown in the Summary Compensation table). This high utilization of incentive compensation results in higher total direct compensation when our executive officers exceed the Compensation Committee-approved performance targets. Conversely, failure to achieve the approved targets results in lower total direct compensation, including the possibility that some awards pay zero at the end of their performance period.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between "Compensation Actually Paid" to our named executive officers and the Company's performance against several specific financial metrics. For further information regarding our executive compensation program, our compensation philosophy and how the Company aligns executive compensation with performance, please refer to the "Compensation Discussion and Analysis" beginning on page 15.

Pay-Versus-Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)($)	Compensation Actually Paid to PEO(2)($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)($)	Total Stock-holder Return (5)($)	Peer Group Total Stockholder Return(6)($)	Net Income (7)($)	Revenue (8)($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	10,645,438	379,378	3,207,079	971,373	169	77	41,609,000	297,488,000
2021	10,534,913	17,835,652	5,844,045	6,718,251	367	112	949,000	263,427,000
2020	6,485,932	16,571,387	1,335,313	3,608,138	226	113	17,068,000	148,376,000

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(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mike Cotoia (our "PEO") for each corresponding covered year in the "Total" column of the Summary Compensation Table for each applicable year. Please refer to "Executive Compensation – Executive Compensation Tables – Summary Compensation Table."
(2)
The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Cotoia, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the Summary Compensation Table total to arrive at "compensation actually paid":

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2022	10,645,438	9,841,938	(424,122)	379,378
2021	10,534,913	9,731,413	17,032,152	17,835,652
2020	6,485,932	5,725,932	15,811,387	16,571,387

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" columns in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in common stock.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjust-ments($)
2022	6,609,000	(5,676,000)	3,154,228	(4,511,350)	0	0	(424,122)
2021	8,609,400	6,396,250	282,502	1,744,000	0	0	17,032,152
2020	8,866,500	4,951,500	651,137	1,342,250	0	0	15,811,387

Equity Award Valuations - PEO: Time-based restricted stock unit award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by our PEO that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our "NEO(s)") as a group (excluding Mr. Cotoia, who has served as our PEO since May 2016) for each covered year in the "Total" column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Mr. Cotoia) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows: for each of 2020, 2021, and 2022 the average "compensation actually paid" comprised the compensation of our Executive Chairman, Greg Strakosch, our Chief Financial Officer and Treasurer, Daniel T. Noreck, and our Executive Director Product Innovation, Don Hawk.
(4)
The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to our NEOs as a

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group (excluding Mr. Cotoia), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding Mr. Cotoia) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the compensation actually paid to our NEOs as a group (excluding Mr. Cotoia), using the same methodology described in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Less Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus Equity Award Adjust-ments (b)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)
2022	3,207,079	2,646,246	410,540	971,373
2021	5,844,045	5,283,212	6,157,417	6,718,251
2020	1,335,313	788,979	3,061,805	3,608,138

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" column in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in equity which is fully vested upon grant.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted during Prior Fiscal Year as of End of Covered Fiscal Year($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year($)	Average Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Average Equity Award Adjust-ments($)
2022	1,762,400	(2,218,800)	1,921,560	(1,054,620)	0	0	410,540
2021	4,400,360	1,206,150	172,111	378,797	0	0	6,157,417
2020	1,004,870	1,430,433	396,675	229,827	0	0	3,061,805
(5)
Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Media Industry Index.
(7)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered fiscal year.
(8)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures. As described in greater detail in "Executive Compensation – Compensation Discussion and Analysis," our executive compensation program is designed to reflect our variable "pay-for-performance" philosophy. The performance measures that we use for our short-term incentive award programs are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year,

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to our performance are as follows:

Revenue	Adjusted EBITDA	Percentage of Revenue under Longer-Term Contract

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2022 Bonus Plan by taking into consideration the 2022 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget and also took into consideration the Company’s actual performance against its budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2022 targets against the prior year period. For more information on the 2022 Bonus Plan, see "Executive Compensation - Executive Incentive Bonus Plan" above.

Analysis of Information Presented in Pay-Versus-Performance Table. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.

Compensation Actually Paid and Net Income. As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased in 2022, while our net income increased during that period. This was largely due to the vesting of equity awards granted in prior fiscal years that fell within the definition of "compensation actually paid" as presented in the Pay-Versus-Performance table which reflected decreases in our stock price rather than our profitability. We do not use GAAP or non-GAAP net income as a financial performance measure in our overall executive compensation program, so there is at best, only an indirect correlation between our profitability and the various financial performance measures which we use when setting goals in our short-term incentive compensation program. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide that approximately 2%-6% of the value of the total direct compensation (as shown in the Summary Compensation Table) awarded to our PEO and our other NEOs consists of amounts determined under our short-term incentive compensation program.

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Compensation Actually Paid and Company Selected Measure (Revenue). As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) is generally aligned in 2020 and 2021. In 2022, due to a decline in stock price the change in fair value of equity awards granted in prior years and vested in 2022 resulted in negative equity adjustments which decreased 2022 compensation actually paid. As described above, "revenue" is our Company-Selected Measure. While we use various performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay-Versus-Performance table) used by us to link compensation actually paid to our PEO and our other NEOs for the most recently completed fiscal year, to our financial performance. We use revenue when setting goals in our short-term incentive compensation program. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide that approximately 2%-6% of the value of the target total direct compensation opportunity awarded to our PEO and our other NEOs consist of amounts determined under our short-term incentive compensation program and approximately 84%-92% of the value of the total direct compensation (as shown in the Summary Compensation Table) awarded to our PEO and our other NEOs is comprised of RSU awards.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	28

Compensation Actually Paid and Company TSR and Peer Group TSR. As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) is generally aligned with our TSR for the period presented in the Pay-Versus-Performance table. This alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our PEO and our other NEOs is comprised of equity awards. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide approximately 84%-92% of the value of the total direct compensation (as shown in the Summary Compensation Table) opportunity awarded to our PEO and our other NEOs in the form of equity awards. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to "Executive Compensation – Compensation Discussion and Analysis."

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Pay Versus Performance Conclusions. The Compensation Committee believes in "pay for performance" and has structured our compensation program to reward our executive officers when we are delivering strong results. Compensation actually paid generally aligns with Company performance in prior years, however due to market conditions that have resulted in a declining stock price there is less correlation between financial performance measures and compensation actually paid in 2022. However, executives are aligned with shareholders given the decline in compensation actually paid is driven by a change in fair value of prior time-based restricted stock units.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,789,799	(1)	37.29	2,910,485	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,789,799		37.29	2,910,485

(1)
The amount in this column includes grants under our 2007 Stock Plan and our 2017 Stock Plan.
(2)
The amount in this column includes 2,319,628 securities remaining available under our 2017 Stock Plan, which was approved by the Company’s stockholders and became effective on June 16, 2017 with a total of 6,800,000 shares registered under the plan for issuance, and 590,857 available for Issuance under the ESPP which was approved by the Company's stockholders and became effective on June 7, 2022 with 600,000 shares registered under the plan for issuance.

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Compensation Committee Interlocks and Insider Participation

During 2022, Messrs. Marino (Chair), Burke, and Levenson served on our Compensation Committee. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2022 have ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023 (or such other date as indicated) for each person, entity, or group who, to the best of our knowledge, beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage of beneficial ownership is based on 28,535,450 shares of common stock outstanding as of March 31, 2023.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	4,293,287	15.05
FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	3,456,879	12.11
Neuberger Berman Group LLC(3) 1290 Avenue of the Americas New York, New York 10104	2,037,976	7.14
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,981,138	6.94

(1)
Information is based on a Schedule 13G/A filed with the SEC on January 23, 2023. As of December 31, 2022, BlackRock reported having sole voting power with respect to 4,259,871 shares and sole dispositive power with respect to 4,293,287 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock, but only one of those subsidiaries, BlackRock Fund Advisors, individually beneficially owned 5% or greater of the outstanding shares of our common stock: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.
(2)
Information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. As of December 30, 2022, FMR reported having sole voting power with respect to 3,455,414 shares and sole dispositive power with respect to 3,456,879 shares reported on the Schedule 13G/A. FMR reported that the following FMR subsidiaries beneficially owned our common stock, but only one of those subsidiaries, Fidelity Management & Research Company LLC, individually beneficially owned 5% or greater of the outstanding shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, and Strategic Advisors LLC.
(3)
Information is based on a Schedule 13G/A filed with the SEC on February 10, 2023. As of December 31, 2022, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC shared voting power with respect to 2,015,787 shares of our common stock and shared dispositive power with respect to 2,037,976 shares of our common stock.
(4)
Information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. As of December 30, 2022, The Vanguard Group had shared voting power with respect to 46,141 shares, sole dispositive power with respect to 1,907,829 of the shares, and shared dispositive power with respect to 73,309 of the shares. The Vanguard Group, are the beneficial owners of 1,981,138 shares.

Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023 for each of our named executive officers and Directors, and all of our named executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2023, including shares subject to options exercisable within sixty days of March 31, 2023, and shares subject to RSUs scheduled to vest within sixty days of March 31, 2023, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

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Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	119,306	32,500	151,806	*
Bruce Levenson(3)	855,219	32,500	887,719	3.11
Roger M. Marino(4)	1,283,946	10,000	1,293,946	4.53
Perfecto Sanchez	2,501	2,500	5,001	*
Christina G. Van Houten	20,485	12,500	32,985	*
Greg Strakosch	214,999	—	214,999	*
Michael Cotoia	96,848	—	96,848	*
Daniel T. Noreck	18,076	—	18,076	*
Don Hawk	107,905	—	107,905	*
Rebecca Kitchens	16,996	—	16,996	*
Steven Niemiec	41	—	41	*
All Directors and executive officers as a group (11 persons)	2,736,322	90,000	2,826,322	9.90

* Represents beneficial ownership of less than 1%.

(1)
The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)
Includes (i) options to purchase 32,500 shares of our common stock and (ii) 1,300 shares held by Mr. Burke individually, and (iii) 118,006 shares held by the Robert and Janelle Burke Trust.
(3)
Includes (i) options to purchase 32,500 shares of our common stock, (ii) 47,099 shares held by Mr. Levenson individually, (iii) 53,460 held by the Bruce and Karen Levenson Family Foundation, Inc., and (iv) 754,660 shares held by the Levenson Family Irrevocable Trust GST. Mr. Levenson disclaims any pecuniary interest in the shares held by the Bruce and Karen Levenson Family Foundation, Inc. and the Levenson Family Irrecoverable Trust GST.
(4)
Includes (i) options to purchase 10,000 shares of our common stock, (ii) 111,105 shares held by Kramly, LLC, and (iii) 1,172,841 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2022. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from the persons required to file these reports, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating and Corporate Governance Committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating and Corporate Governance Committee.

A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•
the related person’s interest in the transaction;
•
the approximate dollar value of the amount involved in the transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	32

amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating and Corporate Governance Committee may impose any conditions on the transaction that it deems appropriate.

Related Party Transactions.

Since January 1, 2022, we have not been a party to any transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Bruce Levenson

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Robert D. Burke (Chair)

Bruce Levenson

Christina Van Houten

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2022 is Stowe & Degon, LLC ("S&D"). Representatives from S&D are expected to be present and will be available to respond to appropriate questions, if any, at the Annual Meeting. S&D will also have the opportunity to make a statement if they desire to do so.

Auditors’ Fees. The following table sets forth the aggregate fees for services billed to us by S&D for the audits of fiscal years ended December 31, 2022 and 2021, and audit-related fees and all other fees billed in each of the last two fiscal years.

Fee Category	2022	2021
Audit fees(1)	$641,325	$542,190
Audit-related fees (2)	13,175	12,150
All other fees (3)	—	75,000
Total fees	$654,500	$629,340

(1)
Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents.
(2)
Audit of the Company’s 401(k) plan.
(3)
Fee for comfort letter related to the Company’s December 2021 offering of convertible senior notes.

All 2022 services provided by S&D were pre-approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintenance of the auditor’s independence.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Stowe & Degon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder approval of the Audit Committee’s appointment of Stowe & Degon, LLC is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the company and our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 2, the Ratification of the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

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PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking for your advisory (non-binding) vote on the following resolution ("Say on Pay"):

"RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement for the 2023 Annual Meeting of Stockholders, is hereby APPROVED."

This Say on Pay proposal gives stockholders the opportunity to endorse - or not endorse - our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan. We invite you to consider the details of our executive compensation program and the tables and narrative discussion provided in the Compensation Discussion and Analysis section of this Proxy Statement. These will provide you with the valuation of the individual elements of our compensation program and allow you to view the trends in compensation for the years presented. We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. As an advisory vote, this proposal is not binding upon our Board or us. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 3, the Approval, on an advisory (non-binding) basis, of the compensation of our executive officers as described in this Proxy Statement.

PROPOSAL NO. 4:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION VOTES

In addition to providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers (Proposal No. 4), pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with the ability to cast an advisory (non-binding) vote on the frequency on which future advisory votes the compensation of the Company's named executive officers should be held.

At the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders elected to hold its advisory vote on the compensation of the Company's named executive officers every three years. The Board has not observed any reason why the triennial vote on named executive officer compensation should not continue and, therefore, has determined that an advisory vote on named executive officer compensation that occurs once every three years continues to be the most appropriate choice for the Company. The Board recommends that the Company’s stockholders again vote for a three-year interval for the advisory (non-binding) vote on the compensation of the Company's named executive officers. The Board continues to believe that this frequency is appropriate because (i) our compensation program does not change significantly from year to year, (ii) we believe our compensation program does not contain any significant risks that might be of concern to our stockholders; (iii) a longer interval between votes is consistent with our long-term/time-based equity compensation practices; and (iv) our compensation programs are designed, in large measure, to reward and incentivize long-term performance.

Although we believe that continuing to hold an advisory (non-binding) vote on the compensation of our named executive officers every three years reflects the right balance of considerations in the normal course, we will periodically reassess that view and will provide for an advisory vote on the compensation of our named executive officers on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" the option of "THREE YEARS" for Proposal No. 4 on the frequency of the stockholder advisory (non-binding) vote on the Company’s executive compensation program.

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	35

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2024 Annual Meeting of Stockholders, a stockholder proposal or a stockholder nomination for director must be in writing and received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 21, 2023, which is 120 days prior to the first anniversary of the mailing date of the Notice. Submission of a proposal or nomination before the deadline does not guarantee its inclusion in the proxy materials.

If you wish to present a proposal or a proposed Director candidate at the 2024 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2023 Annual Meeting. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our Corproate Secretary at our principal executive offices no earlier than February 7, 2024 and no later than March 8, 2024. If the date of the 2024 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than sixty days after the first anniversary of the 2023 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2024 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting is first made.

In addition to satisfying the advance notice requirements described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (617) 431-9200. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company’s accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

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GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone or other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

We include our website address in this Proxy Statement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website is not a part of this Proxy Statement.

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (617) 431-9200. This Proxy Statement and our Form 10-K are also available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about April 19, 2023 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

TechTarget, Inc. | Proxy Statement for 2023 Annual Meeting of Stockholders	37

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TechTarget®

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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1. Election of Directors:

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MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outsidethe designated areas. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may voteonline or by phoneinsteadofmailing thiscard. Votessubmitted electronicallymustbe received by2:00P.M., Eastern Daylight Time on June6,2023. Online Go to www.envisionreports.com/TTGT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT 2023 Annual Meeting Proxy Card 123456789012345 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. • —– Proposals — The Board of Directors recommend a vote FOR the election of all nominees; FOR Proposals 2 and 3; and for 3 Years for Proposal 4. A 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 -Michael Cotoia 02 -Roger Marino 03 -Christina Van Houten For Against Abstain For Against Abstain 2. To ratify the appointment of Stowe & Degon, LLC as our 3. To approve an advisory (non-binding) resolution to approve the independent registered public accounting firm for 2023. compensation of the Company's named executive officers. 3 Years 2 Years 1 Year Abstain 4. To approve an advisory (non-binding) proposal on the frequency of future advisory votes on the compensation of the Company's named executive officers. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 576071 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 03STJE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TechTarget, Inc.

Notice of 2023 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the "Company") which the undersigned would be entitled to vote if personally present, at the 2023 Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees in Proposal 1; FOR Proposals 2 and 3; and for 3 Years for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ttgt • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. • TechTarget, Inc. + Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2023 The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as ProxiestorepresentandvoteasdesignatedhereonallthesharesofTECHTARGET,INC. (the “Company”)whichtheundersignedwouldbeentitledtovoteifpersonallypresent, at the 2023 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof. Shares represented bythis proxywill bevotedbythestockholderasdirected. Ifnosuchdirectionsare indicated,theProxieswillhave authoritytovote FOR theelection of all nominees in Proposal 1; FOR Proposals 2 and3; and for 3 Years for Proposal 4. Intheirdiscretion,theProxiesareauthorizedtovoteuponsuchotherbusinessasmayproperlycomebefore themeeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +